SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): July 26, 1999


                            ENTERPRISE SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)

                          Delaware 0-18034 68-0158367
              (State or Other (Commission File No.) (IRS Employer
                      Jurisdiction of Identification No.)
                                 Incorporation)

              8415 Explorer Drive, Colorado Springs, Colorado 80920
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (719) 265-3200 not applicable
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 1.  Change of Control of Registrant.

     On July 26, 1999, Enterprise Software, Inc. ("Enterprise") and LiveWire Acquisition Corporation ("LiveWire"), a wholly-owned subsidiary of LiveWire Media, L.L.C., entered into an amended and restated Agreement and Plan of Merger (the "Restated Agreement"), amending and restating that certain Agreement and Plan of Merger, dated June 27, 1999, between Enterprise and LiveWire (the "Original Agreement"). Subject to the terms and conditions set forth therein, the Restated Agreement provides for LiveWire to be merged with and into Enterprise with Enterprise being the surviving corporation (the "Merger"). In order to structure the Merger as a recapitalization, approximately ninety-seven (97%) of the outstanding common stock of the surviving corporation will be owned by LiveWire and approximately three percent (3%) will be owned by current stockholders of Enterprise (collectively the "Rollover Group").

     Under the Restated Agreement, the Rollover Group will rollover between 125,000 and 175,000 shares of Enterprise common stock into shares of the surviving corporation in order to structure the transaction as a recapitalization. In addition, the following changes to the Original Agreement are reflected in the Restated Agreement: (i) prior to the effective time of the Merger, the stockholders will be asked, among other things, to approve an amendment to the certificate of incorporation of Enterprise, authorizing the issuance of a new class of common stock (the "Class B Common Stock"), and (ii) at the effective time of the Merger (x) each share of outstanding Class A Common Stock will be converted into the right to receive a payment of $9.25 in cash,
(y) all of the shares of Class B Common Stock held by the Rollover Group will be left outstanding, and (z) each of the 1,000 shares of common stock of LiveWire will be converted into 1,958.333 shares of Class B Common Stock and 28,885.417 shares of preferred stock. Accordingly, immediately following the effective time, the only outstanding capital stock of the surviving corporation will be the Class B Common Stock and preferred stock.

     In connection with the execution of the Restated Agreement, Enterprise, LiveWire and the Rollover Group have executed a voting and exchange agreement dated July 22, 1999, pursuant to which, among other things, the Rollover Group has agreed to vote their respective shares in favor of the Merger.

     Consummation of the transactions contemplated by the Restated Agreement is subject to the approval of the stockholders of Enterprise, regulatory approvals, and the satisfaction or waiver of various other conditions as more fully described in the Restated Agreement.

     A copy of the Restated Agreement is attached as an exhibit hereto and is incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

2.1 Amended and Restated Merger Agreement, dated as of July 26, 1999, between Enterprise Software, Inc. and LiveWire Acquisition Corporation.

                                 SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

                                Enterprise Software, Inc.


                                By:    /s/ Richard Schleufer
                                       Richard Schleufer
                                       Chief Executive Officer

July 28, 1999


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                                      EXHIBIT INDEX

         Exhibit Reference
         Number                        Exhibit Description

   2.1 Amended and Restated Merger Agreement, dated as of July 26, 1999, between Enterprise Software, Inc. and
                LiveWire Acquisition Corporation.